Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this “Amendment”) is made as of the 7th day of July, 2010, by and between DITECH NETWORKS, INC., a Delaware corporation (formerly Ditech Communications Corporation, the “Company”), and WELLS FARGO BANK, N.A. (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of March 26, 2001 (the “Rights Agreement”);

WHEREAS, Section 27 of the Rights Agreement permits the Company to amend the Rights Agreement on the terms set forth in this Amendment;

WHEREAS, as of the date hereof, no Person has become an Acquiring Person under the Rights Agreement, and the Company has satisfied all requirements to effect an amendment to the Rights Agreement; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to modify the terms of the Rights Agreement in an effort to deter acquisitions of Common Shares that might limit or reduce the availability to the Company of the Company’s net operating loss carryforwards for United States federal income tax purposes.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1.              Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

2.              Section 1 of the Rights Agreement is amended to read in its entirety as follows:

“Section 1.            Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)                                  “Acquiring Person” shall mean any Person (as such term is hereinafter defined) (other than any Exempt Person (as such term is hereinafter defined)) who or that, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, without the prior written consent of the Board of Directors of the Company, shall be the Beneficial Owner (as such term is hereinafter defined) of 4.99% or more of the Common Shares (as such term is hereinafter defined) then outstanding; provided, however, that any Person who would otherwise qualify as an Acquiring Person as of the Close of Business (as such term is hereinafter defined) on July 7, 2010 will not be deemed to be an Acquiring Person for any purpose of this Agreement on and after such date unless and until such time as such Person acquires beneficial ownership of any additional Common Shares unless, upon becoming the Beneficial Owner of any such additional Common Shares, such Person is not then the Beneficial Owner of 4.99% or more of the Common Shares then outstanding.  Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company, or (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan, and (B) no Person shall become an “Acquiring Person” (x) solely as the result of an acquisition of Common Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 4.99% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 4.99% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, following written notice from, or public disclosure by, the Company of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares without the prior consent of the Board of Directors of the Company and shall then Beneficially Own more than 4.99% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” (y) solely as a result of an Exempt Transaction unless and until such time as such Person acquires beneficial ownership of one or more additional Common Shares, or (z) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently, and such Person divests, as promptly as practicable (as determined in good faith by the Board of Directors of the Company), but in any event within five Business Days (as such term is hereinafter defined), following receipt of written notice from the Company of such event, of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; provided, however, that if such Person shall again become the Beneficial Owner of 4.99% or more of the Common Shares then outstanding, such Person shall be deemed an “Acquiring Person,” subject to the exceptions set forth in this Section 1(a) other than the exception set forth in this Section 1(a)(B)(z).

(b)                                  “Act” shall have the meaning set forth in Section 9 hereof.

(c)                                  “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date hereof,  provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company; provided, further, however, that the limited partners of a limited partnership shall not be deemed to be Associates of such limited partnership solely by virtue of their limited partnership interests.

(d)                                  “Agreement” shall have the meaning set forth in the first paragraph hereof, and such term shall include all amendments to this Agreement.

(e)                                  A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)                                    that such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof;

(ii)                                that such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report); or

(iii)                            that are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(e)(ii)(B) hereof) or disposing of any securities of the Company.

Notwithstanding anything in this Section 1(e) to the contrary, the phrase, “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to beneficially own hereunder.

(f)                                    “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

(g)                                 “Close of Business” on any given date shall mean 5:00 p.m., Central Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Central Time, on the next succeeding Business Day.

(h)                                 “Common Shares” shall mean the shares of common stock, par value $.001 per share, of the Company; provided, however, that, “Common Shares,” when used in this Agreement in connection with a specific reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(i)                                    “Company” shall have the meaning set forth in the first paragraph hereof.

(j)                                    “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(k)                                “Exchange Act” shall have the meaning set forth in Section 1(c) hereof.

(l)                                    “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(m)                              “Exempt Person” shall mean a Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.99% or more of the then-outstanding Common Shares, as determined by the Board of Directors of the Company in its sole discretion, (i) will not limit or reduce the availability to the Company of the NOLs (as such term is hereinafter defined) and who therefore is an Exempt Person for purposes of this Agreement or (ii) is otherwise in the best interests of the Company; provided, however, that such a Person will cease to be an “Exempt Person” if the Board of Directors of the Company makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) regardless of the reason therefor.

(n)                                 “Exempt Transaction” shall mean any transaction that the Board of Directors of the Company determines, in its sole discretion, is exempt, which determination shall be irrevocable.

(o)                                  “Final Expiration Date” shall mean the Close of Business on March 25, 2011, unless Stockholder Approval (as such term is hereinafter defined) has been obtained prior to such time, in which case “Final Expiration Date” shall mean the Close of Business on July 7, 2013.

(p)                                  “Injunction” shall have the meaning set forth in Section 11(a) hereof.

(q)                                  “Interested Stockholder” shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

(r)                                  “NOLs” shall mean the Company’s net operating loss carryforwards for United States federal income tax purposes.

(s)                                  “Person” shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

(t)                                    “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $.001 per share, of the Company having the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.

(u)                                 “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(v)                                   “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(w)                                “Record Date” shall have the meaning set forth in the second paragraph hereof.

(x)                                  “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(y)                                  “Right” shall have the meaning set forth in the second paragraph hereof.

(z)                                  “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(aa)                            “Rights Agent” shall have the meaning set forth in the first paragraph hereof.

(bb)                            “Security” shall have the meaning set forth in Section 11(d) hereof.

(cc)                            “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that, if such Person is determined not to have become an Acquiring Person pursuant to clause (y) or clause (z) of Section 1(a)(B) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

(dd)                            “Stockholder Approval” shall mean the approval of this Agreement (as amended as of the date of such approval) by the affirmative vote of the holders of a majority of the votes cast at a meeting of stockholders of the Company duly held in accordance with the Company’s Certificate of Incorporation (as amended from time to time) and applicable law.

(ee)                            “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(ff)                                “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(gg)                          “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

(hh)                          “Transaction” shall mean any merger, consolidation or sale of assets described in Section 13(a) hereof or any acquisition of Common Shares that would result in a Person becoming an Acquiring Person or a Principal Party.

(ii)                                “Transaction Person” with respect to a Transaction shall mean (i) any Person who (x) is or will become an Acquiring Person or a Principal Party if the Transaction were to be consummated and (y) directly or indirectly proposed or nominated a director of the Company, which director is in office at the time of consideration of the Transaction, or (ii) an Affiliate or Associate of such a Person.”

3.              Section 7(a) of the Rights Agreement is amended to read in its entirety as follows:

“(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) (A) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.”

4.              The penultimate sentence of Section 11(d)(i) of the Rights Agreement is amended to read in its entirety as follows:

“The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or The Nasdaq Stock Market or, if the Security is not listed or admitted to trading on the New York Stock Exchange or The Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use, or, if on any such date the Security is not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company or, if on any such date no professional market maker is making a market in the Security, the price as determined in good faith by the Board of Directors of the Company.”

5.              Section 13(c)(iii) of the Rights Agreement is amended to read in its entirety as follows:

“(iii)                                              list the Rights and the securities purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of such consolidation, merger, sale or transfer of assets or, if the Common Shares were not listed on a national securities exchange prior to the consummation of such consolidation, merger, sale or transfer of assets, on a national securities exchange; and”

6.              The penultimate sentence of Section 14(a) of the Rights Agreement is amended to read in its entirety as follows:

“The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or The Nasdaq Stock Market or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or The Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.”

7.              Section 23(b)(ii) of the Rights Agreement is amended to read in its entirety as follows:

“(ii)                                                  In addition, the Board of Directors of the Company may, at its option, at any time after the time a Person becomes an Acquiring Person and the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a)(ii) hereof but prior to any event described in clause (x), (y) or (z) of the first sentence of Section 13 hereof, redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder or a Transaction Person or (y)(A) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 4.99% or more of the then outstanding Common Shares, and (B) at the time of redemption no other Persons are Acquiring Persons.”

8.              Exhibit B to the Rights Agreement is amended to read in its entirety as set forth on Exhibit A hereto.

9.              Each reference in the Rights Agreement to Ditech Communications Corporation is amended to refer to Ditech Networks, Inc.

10.       The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.  To the extent there is a conflict between the terms and provisions of the Rights Agreement and this Amendment, the terms and provisions of this Amendment shall govern for purposes of the subject matter of this Amendment only.

11.       All of the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

12.       If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13.       This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

14.       This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

DITECH NETWORKS, INC.

By:	/s/ Todd Simpson
Name:	Todd Simpson
Title:	Chief Executive Officer and President

WELLS FARGO BANK, N.A.

By:	/s/ Pamela E. Herlich
Name:	Pamela E. Herlich
Title:	Vice President, Account Management

(EXHIBIT A TO AMENDMENT NO. 1 TO RIGHTS AGREEMENT)

FORM OF RIGHT CERTIFICATE

(EXHIBIT B TO RIGHTS AGREEMENT)

Certificate No. R-	Rights

NOT EXERCISABLE AFTER JULY 7, 2013 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS OR AS OTHERWISE SPECIFIED IN THE RIGHTS AGREEMENT.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

RIGHT CERTIFICATE
DITECH NETWORKS, INC.

This certifies that                                       or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 26, 2001, as the same may be amended from time to time (the “Rights Agreement”), between Ditech Networks, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5 p.m., Central Time, on July 7, 2013 (or earlier as specified in the Rights Agreement) at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $75.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 16, 2001, based on the Preferred Shares as constituted at such date.

From and after the time any Person becomes an Acquiring Person (as such terms are defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void without any further action and no holder hereof shall have any right with respect to such Rights from and after the time any Person becomes an Acquiring Person.

As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandth of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $.001 per share, or, upon circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a share of Preferred Stock.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of                   .

ATTEST:	DITECH NETWORKS, INC.

William J. Tamblyn	Todd Simpson
Secretary	Chief Executive Officer and President

COUNTERSIGNED:

WELLS FARGO BANK, N.A.,

as Rights Agent

By:
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                                                              hereby sells, assigns and transfers unto

(Please print name and address of transferee)

                                                                                                                                                                     this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

SIGNATURE MEDALLION GUARANTEED:

Signatures must be Medallion Guaranteed by a bank, trust company, broker dealer or other eligible institution participating in a recognized Signature Medallion Guarantee program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

Form of Reverse Side of Right Certificate

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)

To WELLS FARGO BANK, N.A.:

The undersigned hereby irrevocably elects to exercise                                              Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:

Signature

SIGNATURE MEDALLION GUARANTEED:

Signatures must be Medallion Guaranteed by a bank, trust company, broker dealer or other eligible institution participating in a recognized Signature Medallion Guarantee program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by nor are they being exercised on behalf of an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.